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                                                                   Exhibit 10.14





                                 PLAN DOCUMENT

                                      FOR

                          PETCO FLEXIBLE BENEFIT PLAN








                  AMENDED AND RESTATED EFFECTIVE JULY 1, 1998

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TABLE OF CONTENTS
-----------------

PREAMBLE....................................................................  1

ARTICLE 1. DEFINITIONS......................................................  2

ARTICLE 2. PARTICIPATION....................................................  4

ARTICLE 3. CONTRIBUTIONS....................................................  5

ARTICLE 4. ELECTION OF BENEFITS.............................................  6

ARTICLE 5. ADMINISTRATION...................................................  9

ARTICLE 6. AMENDMENT OR TERMINATION OF PLAN................................. 11

ARTICLE 7. MISCELLANEOUS.................................................... 12

TABLE OF CONTENTS........................................................... 15


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William M. Mercer, Incorporated          i           Petco Animal Supplies, Inc.
June 1998

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PREAMBLE
--------

     THIS AMENDED AND RESTATED PETCO ANIMAL SUPPLIES, INC. FLEXIBLE BENEFIT PLAN (hereinafter referred to as the "Plan") is amended and restated effective July 1, 1998, by Petco Animal Supplies, Inc., a California corporation (hereinafter "Company").

     WHEREAS, the Company is not a member of a controlled group as defined by the Internal Revenue Service; and

     WHEREAS, the Company initially adopted the Plan effective January 1, 1989, to offer eligible employees of the Company a choice between cash and certain non-taxable statutory fringe benefits; and

     WHEREAS, the Plan is intended to comply with the requirements of Section 125 of the Internal Revenue Code (hereinafter "Code"); and

     WHEREAS, pursuant to the terms of the Plan, the Company is authorized and empowered to further amend and restate the Plan; and

     WHEREAS, the Company desires to again amend and restate the Plan to effect certain changes; and

     WHEREAS, the Plan shall be maintained for the exclusive benefit of covered Employees, and is intended to comply with the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, and other applicable law;

     NOW, THEREFORE, except as otherwise specified herein, the Company does hereby amend and restate the Plan as set forth in the following pages effective July 1, 1998, except that any change required by federal law, including without limitation, amendments to the Internal Revenue Code, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, and regulations or rulings issued pursuant thereto shall be effective on the latest date on which such change may become effective and comply with such laws.


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William M. Mercer, Incorporated          1           Petco Animal Supplies, Inc.
June 1998

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ARTICLE 1. DEFINITIONS
----------------------

1.1 ADMINISTRATOR means the committee appointed by the Company to administer the Plan, pursuant to Section 5.1.

1.2 BENEFITS means the coverage under a Policy available to Employees who agree to reduce their salary in an amount equal to the Premium Expense, pursuant to Section 3.1.

1.3   CODE means Internal Revenue Code of 1986, as amended.

1.4 COMPANY means Petco Animal Supplies, Inc., a corporation, its consolidated subsidiaries, affiliates and any other person, firms or organizations which Petco determines to include in accordance with the Policies.

1.5 COMPENSATION means the base annual earnings received by the Participant from the Company during a Coverage Period prior to any reductions pursuant to a Salary Redirection agreement authorized hereunder. The Salary Redirection agreement shall apply only to Compensation that has not been actually or constructively received by the Participant as of the date of the agreement and, subsequently does not become currently available to the Participant (after taking this Plan and Code Section 125 into account).

1.6 COVERAGE PERIOD means the Plan Year; provided that, for any Employee who becomes a Participant after the start of a Plan Year, the initial Coverage Period shall mean the period commencing on the effective date of such Participant's participation in the Plan and extending through the remainder of the Plan Year.

1.7   EFFECTIVE DATE means July 1, 1998.

1.8 ELIGIBLE EMPLOYEE means any Employee who has fulfilled the eligibility requirements pursuant to Section 2.1.

1.9 EMPLOYEE means any individual employed by the Company. Employee does not include self-employed individuals (including independent contractors) described in Code Section 401(c), temporary employees, and Leased Employees.

1.10 EMPLOYEE ENROLLMENT FORM means the form used by the Participant to elect to have salary reduced and pay for Benefits on a pre-tax basis.

1.11 COMPANY means the Company or any of its consolidated subsidiaries, affiliates and any other persons, firms or organizations which the Company determines to include in accordance with the Policies.

1.12 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

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William M. Mercer, Incorporated          2           Petco Animal Supplies, Inc.
June 1998

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1.13  FLEXIBLE BENEFIT PLAN means the plan of benefits contained in this
      Plan, which provides for the payment of Premium Expenses by the Company pursuant to Section 106 of the Code in exchange for Salary Redirection made by Participants.

1.14 INSURER means any insurance company which provides Benefits for an Employee under Section 4.2, and, where applicable, a qualified health maintenance organization.

1.15 LEASED EMPLOYEE means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with IRC Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.16 OPEN ENROLLMENT PERIOD means the period, determined by the Company, during May and/or June immediately preceding each Coverage Period (except for any Employee who first becomes eligible to be a Participant during a Coverage Period, in which case Section 4.3 shall apply) during which an Employee may elect or change Benefits.

1.17  PARTICIPANT means any Employee who becomes a Participant pursuant to
      Article 2.

1.18  PLAN means the Petco Flexible Benefit Plan.

1.19 PLAN YEAR means, effective July 1, 1998, the period from July 1 to June 30. Prior to July 1, 1998, the Plan Year was the calendar year.

1.20 POLICY means any group insurance contract maintained by the Company for the benefit of Employees.

1.21 PREMIUM EXPENSE means the Participant's cost for the Benefits described in Section 4.1.

1.22 SALARY REDIRECTION means contributions made by the Company on behalf of Participants, under Section 3.1 of this Plan reducing Compensation or foregoing salary increases in such Compensation. The Salary Redirection agreement shall apply only to Compensation that has not been actually or constructively received by the Participants as of the date they begin participating and subsequently does not become available to Participants (after taking this Plan and Code Section 125 into account).

1.23  SPOUSE means the legally married husband or wife of a Participant.

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William M. Mercer, Incorporated          3           Petco Animal Supplies, Inc.
June 1998

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ARTICLE 2. PARTICIPATION
------------------------

2.1   Eligibility
      -----------

      Each Employee shall be eligible to become a Participant effective as of the first day such Employee becomes eligible to participate in the Policies providing the Benefits.

2.2   Participation
      -------------

      Upon becoming eligible pursuant to Section 2.1, each Employee shall automatically participate in the Plan pursuant to Section 4.3, unless the Employee submits an Employee Enrollment Form indicating an election not to participate.

      Any Employee who participates in this Plan shall continue participating each subsequent Plan Year unless, during the applicable Open Enrollment Period, he/she submits an Employee Enrollment Form, which the Administrator shall furnish to the Employee, and the Employee indicates his/her election not to participate. Otherwise, a Participant shall continue participating in the Plan with the same election each subsequent Plan Year until the end of the applicable Coverage Period, unless the Participant is entitled to change his/her election pursuant to Section 4.4 or Section 4.5 hereof. An Employee electing not to participate in this Plan shall not receive any Benefits under this Plan.

2.3   Termination of Participation
      ----------------------------

      The participation in this Plan of a Participant shall terminate (i) when an Employee's termination of employment occurs, (ii) when and Employee fails to meet the eligibility requirements in Section 2.1,
      (iii) at the termination of this Plan, (iv) upon the Participant's election not to continue participating during an Open Enrollment Period
      (v) upon the Participant's election not to continue participating during pursuant to the change of elections provisions of Section 4.5, or (vi) when an Employee ceases to make contributions under the Plan.

2.4   Re-hire of Participant
      ----------------------

      In the event a Participant terminates employment and is rehired during the same Coverage Period, the rehired former Participant shall be treated as a newly hired Employee. Such rehired former Participant must satisfy the eligibility requirements pursuant to Section 2.1 after his or her rehire date in order to resume participation in the Plan.

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William M. Mercer, Incorporated          4           Petco Animal Supplies, Inc.
June 1998

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ARTICLE 3. CONTRIBUTIONS
------------------------

3.1   Salary Redirection
      ------------------

      All Employees agree to have his/her wages or salary reduced in an amount equal to his/her Premium Expense unless an Employee Enrollment Form is filed. Any election not to participate pursuant to Section 4.1 must be made during the applicable Open Enrollment Period. Except as provided in Sections 4.4 and 4.5, an Employee's election not to participate shall be irrevocable for the entire Plan Year.

3.2   Application of Salary Redirection
      ---------------------------------

      As soon as reasonably practicable after each payroll period the Company shall apply the aggregate Salary Redirection to provide the Benefits elected by the affected Participants under the Plan.

3.3   Limitation of Liability
      -----------------------

      Nothing in this Plan shall obligate the Company beyond the obligation to make premium payments under Section 3.1. The Company does not guarantee Benefits payable under any Policy or other similar contract described or referred to in this Plan, and any benefits under this Plan shall be the exclusive responsibility of the Insurer or other entity that is required to provide such Benefits under such Policy or contact.

3.4   Benefits Paid Solely from General Assets
      ----------------------------------------

      To the extent allowed by ERISA, the Company's portion of Benefits provided under this Plan will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to require the Company or the Administrator to maintain any fund or segregate any amount for the benefit of any Participant, and no Participant or other person shall have any claim against, right to, or security or other interest in, any fund, account or assets of the Company from which any payment under the Plan may be made.

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William M. Mercer, Incorporated          5           Petco Animal Supplies, Inc.
June 1998

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ARTICLE 4. ELECTION OF BENEFITS
-------------------------------

4.1   Flexible Benefit Plan
      ---------------------

      Each Employee shall have the right, on an Employee Enrollment Form provided by the Administrator, to elect not to participate in the Flexible Benefit Plan. Such Employees may not continue to pay for Benefits on an after-tax basis. To the extent the Benefits offered under the Plan are provided through Policies, such Policies and any summary plan descriptions or booklets describing the Benefits are incorporated herein by reference. The rights and conditions with respect to Benefits payable from such Policies shall be determined from such Policies, summary plan descriptions or booklets.

4.2   Annual Elections
      ----------------

      During the Open Enrollment Period preceding any Coverage Period, each Participant shall be given the opportunity to decline on an Employee Enrollment Form to continue participating in the Plan. Unless an election not to participate is made, the Salary Redirection agreement shall be effective for any benefit expenses incurred during the Coverage Period beginning on the date following the end of the Open Enrollment Period.

4.3   Elections by New Employees
      --------------------------

      An Employee who is first employed during a Coverage Period may elect not to participate in this Plan for the remainder of such Coverage period provided he does so before the date he is eligible to become a Participant. For the purpose of this Plan, the new Employee's enrollment period shall be the ten (10) day period beginning on the day the Employee commences employment with the Company.

      In the case of all new Employees, unless an election not to participate is made, Salary Redirection shall be effective on the first day of the month following the Participant's becoming eligible for Benefits and shall be limited to the benefit expenses incurred in the balance of the Coverage Period for which the Salary Redirection is in effect. If an election not to participate is made, that election shall be effective on the first day of the month coinciding with or next following the date the Employee Enrollment Form is properly filed and ending on the last day of the Plan Year.

4.4   Special Enrollment Periods
      --------------------------

      (a) If an Eligible Employee declined participation under this Plan when he was first eligible to participate because he was covered under another health plan, and he loses coverage through the other health plan, then such Eligible Employee may elect to begin participating in this Plan during the 30 day period following the loss

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William M. Mercer, Incorporated          6           Petco Animal Supplies, Inc.
June 1998

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            of coverage by submitting an Employee Enrollment Form indicating changed elections.

            For Eligible Employee and/or dependents, the special enrollment period shall be the 30 days following loss of other coverage if one of the following conditions are met:

            (i) When the Eligible Employee declined coverage for himself or for a dependent, the Eligible Employee had COBRA continuation coverage under another plan and COBRA continuation coverage under that other plan has since been exhausted; or

            (ii) When the Eligible Employee declined coverage for himself or for a dependent, the Eligible Employee was covered under another group health plan or other health insurance coverage, and such coverage under that other plan has since been terminated as a result of loss of eligibility for the coverage (only if such loss of eligibility for the coverage is a result of legal separation, divorce, death, termination of employment, or reduction in the number of hours of employment) or as a result of termination of employer contributions towards the other coverage.

      (b) If an Eligible Employee's acquires dependents through marriage, birth, adoption, or placement for adoption, then such Eligible Employee may elect to begin participating in this Plan during the 30 day period following the date the Eligible Employee newly acquires a dependent through marriage, birth, adoption, or placement for adoption by submitting an Employee Enrollment Form indicating changed elections.

4.5   Change of Elections
      -------------------

      Any Participant may change a benefit election after the Coverage Period (to which such election relates) has commenced and make a new election with respect to the remainder of such Coverage Period if the changes are necessitated by and are consistent with a change in family status (e.g., marriage, divorce, death of spouse or child, birth or adoption of child, termination of employment or commencement of employment of spouse, the switching from part-time employment status or vice-versa by the Employee or Employee's spouse and the taking of an unpaid leave of absence by the Employee or Employee's spouse).

      Election changes are also permitted where there has been a significant change in the health insurance benefits of the Employee or Employee's spouse attributable to the spouse's employment.

      Lastly, if the coverage under a health care plan provided by an independent third party provided is significantly curtailed or ceases, or if the cost of the health care plan

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William M. Mercer, Incorporated          7           Petco Animal Supplies, Inc.
June 1998

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      significantly increases or decreases causing a corresponding change in the premium payments an Employee is required to pay, a change in elections may be made. Change of elections under this Section shall become effective as of the first day of the month following the month in which the amended election is filed with the Administrator and for the balance of the Plan Year in which the amended election is made.

      Change of elections under this Section 4.5 must be made by the Employee within 30 days of the event which permits such change to be elected by submitting an Employee Enrollment Form indicating changed elections.

4.6   Failure to Elect
      ----------------

      Any Participant failing to complete an Employee Enrollment Form to stop participation in the Flexible Benefit Plan pursuant to Section 4.2 by the end of the applicable Open Enrollment Period shall automatically continue to participate in the Plan for that Plan Year based upon the coverage selection made during the most recent Open Enrollment Period. If a Participant wishes to change or discontinue participation, such Participant may submit an Employee Enrollment Form during the next Open Enrollment Period which will become effective for the next Coverage Period.

4.6   Adjusting Election of Highly Paid to Pass Nondiscrimination Tests
      -----------------------------------------------------------------

      If at any time during the Coverage Period it appears that the Plan may not satisfy the applicable nondiscrimination requirements, the Administrator shall adjust, in a nondiscriminatory manner, the election levels of the highly-paid participants. Such adjustment shall be made to a level necessary to allow the Plan to satisfy the nondiscrimination requirements.

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William M. Mercer, Incorporated          8           Petco Animal Supplies, Inc.
June 1998

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ARTICLE 5. ADMINISTRATION
-------------------------

5.1   Plan Administration
      -------------------

      Except as to those functions reserved within the Plan to the Company, the Administrator shall control and manage the operation and administration of the Plan. The Administrator shall be a committee consisting of not less than three (3) and not more than seven (7) persons to be appointed by the Company. Any member of the committee may resign or be removed by the Company and new members may be appointed by the Company.

      Any person appointed to be a member of the committee shall signify his acceptance in writing to the Company. Any member of the committee may resign by the delivering of his written resignation to the Company and the resignation shall become effective upon delivery or upon any later date specified in the written resignation.

      The operation of the Plan shall be under the supervision of the committee. It shall be a principal duty of the committee to see that the Plan is carried out in accordance with its terms, and for the exclusive benefit of Employees entitled to participate in the Plan. The committee shall have full power to administer the Plan in all of its details; including full discretionary authority to administer and interpret the Plan and full discretionary authority to determine eligibility for benefits under the Plan; subject, however, to the pertinent provisions of the Code. The committee's powers shall include, but shall not be limited to, the following authority, in addition to all other powers provided by this Plan:

            i) to make and enforce such rules and regulations as the committee deem necessary or proper for the efficient administration of the Plan;

            ii) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan and to receive benefits provided under the Plan and to interpret the Plan, the committee's interpretations thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

            iii) to approve reimbursement requests and to authorize the payment of benefits; and

            iv) to employ such agents, counsel, accountants, consultants and actuaries as may be required to assist in administering the Plan, subject to the approval of the Company;

            v) to allocate any of its powers and duties to or among individual members of the committee; and

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William M. Mercer, Incorporated          9           Petco Animal Supplies, Inc.
June 1998

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            vi)  to designate persons other than committee members to carry out any duty or power which would otherwise be a fiduciary responsibility of the Administrator under the terms of the Plan.

5.2   Examination of Records
      ----------------------

      The Administrator will make available to each Participant such records as pertain to the Participant, for examination at reasonable times during normal business hours.

5.3   Claims Procedures
      -----------------

      Any Employee, beneficiary or duly authorized representative may file a claim for Benefits to which the claimant believes he or she is entitled. The claims procedure applicable to any Benefits shall be determined in accordance with the Policies under which the Benefits are provided.


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William M. Mercer, Incorporated          10          Petco Animal Supplies, Inc.
June 1998

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ARTICLE 6. AMENDMENT OR TERMINATION OF PLAN
-------------------------------------------

6.1   Amendment
      ---------

      The Company, through its Board of Directors, at any time or from time to time, may amend any or all of the provisions of the Plan without the consent of any Employee or Participant by a formally approved resolution adopted either (a) at a meeting held according to established procedures of the Board or (b) pursuant to unanimous written consent of the Board of Directors. In the alternative, the Board may delegate, to one or more officers of the Company, the authority to amend the Plan in which case the signature of the authorized officer of a Plan amendment shall be sufficient to effectuate the amendment. No amendment shall have the effect of reducing any Benefits of any Participant in effect at the time of such amendment, unless such amendment is made to comply with federal law (or local) statute or regulations.

6.2   Termination
      -----------

      The Company expects to continue this Plan indefinitely. However, the Company, through its Board of Directors, reserves the right to terminate the Plan, in whole or in part, at any time by a formally approved resolution adopted either (a) at a meeting held according to established procedures of the Board or (b) pursuant to unanimous written consent of the Board of Directors. In the alternative, the Board may delegate to one or more officers of the Company, the authority to terminate the Plan, in which case a written document indicating that the Plan is terminated and signed by the authorized officer shall be sufficient to effectuate the termination. In the event the Plan is terminated, no further Salary Redirection shall be made. Benefits under any Policies shall be paid in accordance with the terms of the Policies.

6.3   Effective Date of Amendment or Termination
      ------------------------------------------

      Any amendment, discontinuance or termination of the Plan shall be effective as of the date that the Company determines.

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William M. Mercer, Incorporated          11          Petco Animal Supplies, Inc.
June 1998

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ARTICLE 7. MISCELLANEOUS
------------------------

7.1   Plan Interpretation
      -------------------

      This Plan document sets forth the provisions of this Flexible Benefits Plan. This Plan shall be read in its entirety and not severed except as provided in Section 7.7.

7.2   Non-Alienation of Benefits
      --------------------------

      No benefit, right or interest of any person hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process or be liable for, or subject to, the debts, liabilities or other obligations of such person, except as otherwise required by law.

7.3   Limitation of Employee Rights
      -----------------------------

      Nothing appearing in or done pursuant to the Plan shall be held or construed:

            i) to give any person any legal or equitable right against the Company or the Administrator, except as expressly provided herein or provided by law; or

            ii) to create a contract of employment with any Employee, to obligate the Company to continue the service of any Employee or to affect or modify his or her terms of employment in any way.

7.4   Written Communications
      ----------------------

      All communications in connection with the Plan made by an Employee shall become effective only when duly executed and filed with the Administrator.

7.5   Other Salary-Related Plans
      --------------------------

      It is intended that any other salary-related employee benefit plans that are maintained or sponsored by the Company shall not be affected by this Plan. Any contributions or benefits under such other plans with respect to a Participant shall, to the extent permitted by laws, be based on his or her total compensation from the Company, including any amounts by which his or her salary or wages may be reduced pursuant to the provisions of Article 3.

7.6   Governing Law
      -------------

      This Plan is governed by the Internal Revenue Code and the regulations issued thereunder (as they might be amended from time to time). In no event shall the Company guarantee the favorable tax treatment sought by this Plan. To the extent not preempted by federal

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William M. Mercer, Incorporated          12          Petco Animal Supplies, Inc.
June 1998
      law, the provisions of this Plan shall be construed, enforced and administered according to the laws of the State of California.

7.7   Severability
      ------------

      If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

7.8   Captions
      --------

      The captions contained herein are inserted only as a matter of convenience and for reference, and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way shall affect the Plan or the construction of any provision thereof.

7.9   Non-Gender Clause
      -----------------

      Whenever used in this Plan, the masculine gender shall include the feminine and the plural shall include the singular.

7.10  COBRA Continuation Coverage
      ---------------------------

      Dependents and/or Participants under this Plan may be entitled to continue health care coverage as a result of losing coverage for certain qualifying events. The Administrator shall make a determination as to the rights of the affected parties in accordance with the applicable rules and regulations concerning such accounts. An approved leave of absence, which may include a leave pursuant to the federal Family and Medical Leave Act, does not constitute a qualifying event under COBRA. With reference to those benefits covered by insurance, please refer to the Policies or plan booklets for details of the rights and conditions of COBRA continuation coverage.

7.11  Family and Medical Leave Act
      ----------------------------

      If an Employee Participant takes a leave pursuant to the federal Family and Medical Leave Act, coverage for such Employee shall continue on the same basis as for active Employees, pursuant to the requirements of the federal Family and Medical Leave Act.

      An Employee Participant whose coverage terminates during a leave granted pursuant to the federal Family and Medical Leave Act because of failure to make any contribution, if required, shall be eligible to re-enroll in the Plan immediately upon returning from the leave. Coverage shall commence on the day of his or her return to active employment and payment of any required contribution.

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William M. Mercer, Incorporated          13          Petco Animal Supplies, Inc.
June 1998

     IN WITNESS WHEREOF, Petco Animal Supplies, Inc. has executed this Plan Document this ______ day of ______________________, 19__.


     PETCO ANIMAL SUPPLIES, INC.


     By:
        -------------------------------


     Title:
           ----------------------------

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William M. Mercer, Incorporated          14          Petco Animal Supplies, Inc.
June 1998